REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM

To the Board of Trustees
and Shareholders of First
Trust Exchange-Traded Fund II

In planning and performing our audits of the financial statements of First Trust
Exchange-Traded Fund II,
comprised of the First Trust DJ STOXX
Select Dividend 30 Index Fund, First
Trust FTSE EPRA/NAREIT Global
Real Estate Index Fund, First Trust
Dow Jones Global Select Dividend
Index Fund and First Trust ISE Global
Wind Energy Index Fund collectively,
 the Funds, as of September 30, 2008,
in accordance with the standards of the
Public Company Accounting Oversight
Board United States (PCAOB),
we considered their internal
control over financial reporting,
including control over safeguarding
securities, as a basis for designing
our auditing procedures for the
purpose of expressing our opinion
on the financial statements and to
comply with the requirements of
Form N-SAR, but not for the purpose
of expressing an opinion on the
effectiveness of the Funds
internal control over financial
reporting. Accordingly, we
express no such opinion
The management of the Funds
is responsible for establishing
and maintaining effective internal
control over financial reporting
In fulfilling this responsibility,
estimates and judgments by
management are required to
assess the expected benefits
and related costs of controls
A funds internal control over
financial reporting is a
process designed to
provide reasonable
assurance regarding the
reliability of financial
reporting and the preparation
of financial statements
for external purposes in
accordance with generally
accepted accounting principles
The funds internal control over
financial reporting includes those
policies and procedures that (1)
pertain to the maintenance of
records that, in reasonable detail,
accurately and fairly reflect the
transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and directors of the fund;
and (3) provide reasonable assurance
regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a funds assets that could have a material effect on the financial statements.
Because of its inherent limitations,
internal control over financial reporting may not prevent or detect misstatements
Also, projections of any evaluation of
effectiveness to future periods are subject
 to the risk that controls may become
inadequate because of changes in
conditions or that the degree of
compliance with the policies or
 procedures may deteriorate
A deficiency in internal control
over financial reporting exists when
the design or operation of a control
does not allow management or employees,
in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis
A material
weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the fund's annual or interim financial statements will not
be prevented or detected on a timely basis
Our consideration of the Funds
 internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting
 Oversight Board (United States)
However, we noted no deficiencies
in the Funds internal control over
financial reporting and its operation,
 including controls for safeguarding
securities, that we consider to be a
material weakness, as defined above,
as of September 30, 2008

This report is intended solely for
the information and use of
management and the Board of Trustees
of the Funds, and the Securities and
Exchange Commission and is not
intended to be and should not be
used by anyone other than these specified parties

November 25, 2008